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                                                                     EXHIBIT 5.1
Cooley Godward LLP

                                 ATTORNEYS AT LAW              San Francisco, CA
                                                               415 693-2000

                                 2595 Canyon Boulevard         Palo Alto, CA
                                 Suite 250                     415 843-5000
                                 Boulder, CO
                                 80302-6737                    Menlo Park, CA
                                 Main  303 546-4000            415 843-5000
                                 Fax   303 546-4099
                                                               San Diego, CA
                                                               619 550-6000

                                                               Denver, CO
                                                               303 606-4800

                                 http://www.cooley.com

                                 JAMES C. T. LINFIELD
                                 303 546-4010
                                 linfieldjct@cooley.com


May 16, 1997


Dynamic Materials Corporation
551 Aspen Ridge Drive
Lafayette, Colorado  80026

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Dynamic Materials Corporation (the "Registrant") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 250,000 shares of the Registrant's Common Stock, $.05 par value, pursuant to the Registrant's 1992 Incentive Stock Option Plan (the "Plan") (the "Shares").

In connection with this opinion, we have (i) examined the Registration Statement and the related Prospectus, and (ii) reviewed the Registrant's Articles of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We also have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Plan, the Registration Statement and the related Prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).








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Dynamic Materials Corporation
May 16, 1997
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We consent to the filing of this opinion as an exhibit to the Registration
Statement.

Very truly yours,

Cooley Godward LLP



By:  /s/ James C. T. Linfield
   -----------------------------------
    James C. T. Linfield

JCTL:mmc